  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1997
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                          -------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          -------------------------

                        HEFTEL BROADCASTING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                        4832                       99-0113417
(STATE OR OTHER JURISDICTION   (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
  OF INCORPORATION)             CLASSIFICATION CODE NUMBER)  IDENTIFICATION NO.)

                          -------------------------

                     6767 WEST TROPICANA AVENUE, SUITE 102
                            LAS VEGAS, NEVADA 89103
                                 (702) 367-3322
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          -------------------------

                                 L. LOWRY MAYS
                        HEFTEL BROADCASTING CORPORATION
                          200 CONCORD PLAZA, SUITE 600
                           SAN ANTONIO, TEXAS  78216
                                 (210) 822-2828
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                          -------------------------

                                   COPIES TO:

          STEPHEN C. MOUNT, ESQ.                     RICHARD C. TILGHMAN, JR., ESQ.
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.               STEPHEN A. RIDDICK, ESQ.
1500 NATIONSBANK PLAZA, 300 CONVENT STREET               PIPER & MARBURY L.L.P.
         SAN ANTONIO, TEXAS 78205              CHARLES CENTER SOUTH, 36 SOUTH CHARLES ST.
              (210) 270-0800                         BALTIMORE, MARYLAND 21202

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-14207

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                           Proposed           Proposed
                                                            Maximum            Maximum
                                                           Offering           Aggregate          Amount of
      Title of each Class of           Amount to be        Price per          Offering         Registration
    Securities to be Registered         Registered           Share            Price(1)            Fee(1)
------------------------------------------------------------------------------------------------------------
 Class A Common Stock. . . . . .          805,000              $39.125       $31,495,625           $9,544
============================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the high and low sales prices of the Class A Common Stock quoted on the Nasdaq National Market on February 3, 1997.

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               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       The information in the Registration Statement filed by Heftel Broadcasting Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 333-14207) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 10. Exhibits.

       All exhibits filed with or incorporated by reference in Registration Statement No. 333-14207 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following which are filed herewith:

5      --Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1   --Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
         Exhibit 5)
23.2   --Consent of Ernst & Young LLP
23.3   --Consent of KPMG Peat Marwick LLP
23.4   --Consent of Miller, Kaplan, Arase & Co.
99.1   --Certificate of Registrant as to payment of additional registration fee.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on February 5, 1997.


                                          HEFTEL BROADCASTING CORPORATION

                                   BY  /s/ L. LOWRY MAYS
                                     -------------------------------------------
                                                    L. LOWRY MAYS
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                    Name                                    Title                             Date
                    ----                                    -----                             ----
 /s/ L. LOWRY MAYS                            President, Chief Executive Officer        February 5, 1997
 -----------------------------------------               and Director
 L. LOWRY MAYS

 /s/ JOHN T. KENDRICK                               Senior Vice President,              February 5, 1997
 -----------------------------------------         Chief Financial Officer
 JOHN T. KENDRICK                                  and Assistant Secretary
                                                   (Principal Financial and
                                                     Accounting Officer)

 /s/ ERNESTO CRUZ                                           Director                     February 5, 1997
 -----------------------------------------
 ERNESTO CRUZ

 /s/ B.J. McCOMBS                                          Director                     February 5, 1997
 -----------------------------------------
 B.J. McCOMBS

 /s/ JAMES M. RAINES                                       Director                     February 5, 1997
 -----------------------------------------
 JAMES M. RAINES

 /s/ JOHN H. WILLIAMS                                      Director                     February 5, 1997
 -----------------------------------------
 JOHN H. WILLIAMS

                              INDEX TO EXHIBITS



EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------
5           --Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1        --Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
              Exhibit 5)
23.2        --Consent of Ernst & Young LLP
23.3        --Consent of KPMG Peat Marwick LLP
23.4        --Consent of Miller, Kaplan, Arase & Co.
99.1        --Certificate of Registrant as to payment of additional
              registration fee.